UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

On August 18, 2025, Black Hills Corporation, a South Dakota corporation (“Black Hills” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NorthWestern Energy Group, Inc., a Delaware corporation (“NorthWestern”) and River Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of Black Hills (“Merger Sub”). The Merger Agreement, which has been unanimously approved by both the board of directors of Black Hills and the board of directors of NorthWestern, provides for an all-stock merger of Black Hills and NorthWestern upon the terms and subject to the conditions set forth therein.

The Merger Agreement provides for Merger Sub to merge with and into NorthWestern (the "Merger"), with NorthWestern continuing as the surviving entity and a direct wholly owned subsidiary of Black Hills, which would assume a new corporate name as the resulting parent company of the combined corporate group.

At the effective time of the Merger (the “Effective Time”), each share of common stock of NorthWestern, par value $0.01 per share (the "NorthWestern Common Stock", issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive 0.98 (the "Exchange Ratio") validly issued, fully paid and non-assessable shares of common stock of Black Hills, par value $1.00 per share (the "Black Hills Common Stock") (or cash in lieu of fractional shares thereof), in each case upon and subject to the terms and conditions of the Merger Agreement.

The following unaudited pro forma condensed combined financial statements, which have been prepared to give effect to the Merger in accordance with Article 11 of Regulation S-X and are limited to adjustments required by such rules, include adjustments for the following:

•
certain reclassifications to conform the historical financial statement presentation of Black Hills and NorthWestern; and
•
application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, which we refer to as ASC 805, “Business Combinations,” to reflect estimated merger consideration of approximately $3.6 billion in exchange for 100% of all outstanding NorthWestern Common Stock;

The unaudited pro forma financial information should be read, if at all, together with its accompanying notes and in conjunction with the following historical consolidated financial statements and accompanying notes of Black Hills and NorthWestern, referenced below. The pro forma financial statements of Black Hills have been derived from:

•
the audited consolidated statement of income of Black Hills for the year ended December 31, 2024 included in Black Hills’ Annual Report on Form 10-K for the fiscal year then ended;
•
the unaudited consolidated financial statements of Black Hills as of and for the six months ended June 30, 2025 included in Black Hills’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025;
•
the audited consolidated statement of income of NorthWestern for the year ended December 31, 2024, which are included in NorthWestern's audited consolidated financial statements that were filed as Exhibit 99.1 to the Current Report on Form 8-K (the "Financial Statement Form 8-K" )that this unaudited pro forma condensed combined financial information is attached to as Exhibit 99.3; and
•
the unaudited consolidated financial statements of NorthWestern as of and for the six months ended June 30, 2025, which financial statements were filed as Exhibit 99.2 to the Financial Statement Form 8-K.

The unaudited pro forma combined condensed statements of income combine the Black Hills and NorthWestern historical consolidated income statements for the six months ended June 30, 2025 and the year ended December 31, 2024, giving effect to the Merger as if it were completed on January 1, 2024. The unaudited pro forma combined condensed balance sheet as of June 30, 2025 gives effect to the Merger as if it were completed on that date.

The historical consolidated financial information has been adjusted in the unaudited pro forma financial statements to give effect to certain pro forma events that are directly attributable to the Merger and factually supportable. The unaudited pro forma financial statements do not reflect other potential effects of the Merger, such as anticipated non-recurring transaction costs, any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Merger, the effect of any regulatory actions that may impact the pro forma financial statements following completion of the Merger or the effects of any changes in business or market conditions as a result of the Merger or otherwise.

The statements and related notes have been prepared for illustrative purposes only, based upon applicable rules of the Securities and Exchange Commission. The pro forma information does not purport to be indicative of what the combined company’s consolidated financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma combined condensed financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments, which are subject to uncertainties, are based on the information available at the time of the preparation of these pro forma financial statements and on the basis of certain assumptions and estimates.

BLACK HILLS CORPORATION AND NORTHWESTERN ENERGY GROUP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
FOR THE SIX MONTHS ENDED JUNE 30, 2025

	Black Hills Corporation Historical	NorthWestern Energy Group Historical	Presentation Reclass (Note 1)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
	(in millions, except per share amounts)
Revenue	$1,244	$809	$—	$—		$2,054

Operating expenses:
Fuel, purchased power and cost of natural gas sold	484	214	—	—		697
Operations and maintenance	301	119	75	(4)	3 (A)	491
Administrative and general	—	75	(75)	—		—
Depreciation and amortization	139	125	—	—		264
Taxes other than income taxes	33	91	—	—		124
Total operating expenses	957	624	—	(4)		1,576

Operating income	287	186	—	4		477

Other income (expense):
Interest expense, net	(100)	(73)	—	—		(173)
Other income (expense), net	1	4	—	—		5
Total other income (expense)	(100)	(69)	—	—		(168)
Income before income taxes	188	117	—	4		309
Income tax (expense)	(23)	(19)	—	(1)	3 (B)	(42)
Net income	165	98	—	3		267
Net income attributable to non-controlling interest	(4)	—	—	—		(4)
Net income available for common stock	$162	$98	$-	$3		$263

Earnings per share of common stock:
Earnings per share, Basic	$2.25	$1.60	$-	$-		$1.99
Earnings per share, Diluted	$2.24	$1.60	$-	$-		$1.99

Weighted average common shares outstanding:
Basic	72	61	-	(1)	3 (C)	132
Diluted	72	61	-	(1)	3 (C)	132

BLACK HILLS CORPORATION AND NORTHWESTERN ENERGY GROUP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2024

	Black Hills Corporation Historical	NorthWestern Energy Group Historical	Presentation Reclass (Note 1)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
	(in millions, except per share amounts)
Revenue	$2,128	$1,514	$—	$—		$3,642

Operating expenses:
Fuel, purchased power and cost of natural gas sold	730	434	—	—		1,164
Operations and maintenance	557	228	138	(5)	3 (A)	918
Administrative and general	—	138	(138)	—		—
Depreciation and amortization	270	228	—	—		498
Taxes other than income taxes	67	164	—	—		231
Total operating expenses	1,625	1,191	—	(5)		2,810

Operating income	503	323	—	5		831

Other income (expense):
Interest expense, net	(182)	(132)	—	—		(313)
Other income (expense), net	(1)	23	—	—		22
Total other income (expense)	(183)	(109)	—	—		(292)
Income before income taxes	320	215	—	5		539
Income tax (expense)	(36)	9	—	(1)	3 (B)	(28)
Net income	284	224	—	4		511
Net income attributable to non-controlling interest	(11)	—	—	—		(11)
Net income available for common stock	$273	$224	$—	$4		$501

Earnings per share of common stock:
Earnings per share, Basic	$3.91	$3.66	$—	$—		$3.85
Earnings per share, Diluted	$3.91	$3.65	$—	$—		$3.85

Weighted average common shares outstanding:
Basic	70	61	—	(1)	3 (C)	130
Diluted	70	61	—	(1)	3 (C)	130

BLACK HILLS CORPORATION AND NORTHWESTERN ENERGY GROUP
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2025

	Black Hills Corporation Historical	NorthWestern Energy Group Historical	Presentation Reclass (Note 1)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
	(in millions)
ASSETS
Current assets:
Cash, restricted cash and equivalents	$16	$27	$—	$(8)	3 (D)	$34
Accounts receivable, net	261	155	—	—		416
Materials, supplies and fuel	145	125	—	—		270
Regulatory assets, current	132	68	—	—		200
Other current assets	55	29	—	—		84
Total current assets	609	403	—	(8)		1,004

Total property, plant and equipment, net	7,860	6,532	—	—		14,392

Other assets:
Goodwill	1,300	358	—	648	3 (E)	2,305
Regulatory assets, non-current	248	779	—	—		1,027
Other assets, non-current	76	65	—	—		140
Total other assets, non-current	1,623	1,201	—	648		3,472

TOTAL ASSETS	$10,092	$8,136	$—	$640		$18,868

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$181	$94	$—	$—		$275
Accrued liabilities	253	256	—	—		508
Regulatory liabilities, current	97	28	—	—		125
Notes payable	124	100	—	—		224
Current maturities of long-term debt	300	60	—	—		360
Total current liabilities	954	537	—	—		1,491

Long-term debt, net of current maturities	3,952	3,030	—	—		6,982

Deferred credits and other liabilities:
Deferred income tax liabilities, net	674	703	—	(87)	3 (F)	1,290
Regulatory liabilities, non-current	480	674	—	—		1,154
Other deferred credits and other liabilities	312	312	—	—		624
Total deferred credits and other liabilities	1,466	1,689	—	(87)		3,068

Equity:
Stockholders’ equity -
Black Hills common stock, additional paid-in capital and treasury stock	2,331	—	—	3,606	3 (G)	5,937
NorthWestern common stock, additional paid-in capital and treasury stock	—	1,992	—	(1,992)	3 (G)	—
Retained earnings	1,313	895	—	(895)	3 (G)	1,313
Accumulated other comprehensive income (loss)	(8)	(6)	—	6	3 (G)	(8)
Total stockholders’ equity	3,636	2,880	—	727		7,243
Non-controlling interest	83	—				83
Total equity	3,719	2,880	—	727		7,326

TOTAL LIABILITIES AND TOTAL EQUITY	$10,092	$8,136	$—	$640		$18,868

NOTES TO THE UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) BASIS OF PROFORMA PRESENTATION

The unaudited pro forma combined condensed statements of income combine the Black Hills and NorthWestern historical consolidated income statements for the six months ended June 30, 2025 and the year ended December 31, 2024, giving effect to the Merger as if it were completed on January 1, 2024. The unaudited pro forma combined condensed balance sheet as of June 30, 2025 gives effect to the Merger as if it were completed on that date.

Black Hills’ and NorthWestern’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Certain reclassifications have been made to NorthWestern’s historical presentation in order to conform to Black Hills’ historical presentation, as presented within the column titled “Presentation Reclass” in the pro forma balance sheet. Black Hills has not identified all adjustments necessary to conform NorthWestern’s accounting policies to Black Hills’ accounting policies. Upon completion of the Merger, or as more information becomes available, Black Hills will perform a more detailed review of NorthWestern’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information. Further, there were no material transactions and balances between Black Hills and NorthWestern as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024.

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with Black Hills considered the acquirer of NorthWestern. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of NorthWestern based upon management’s preliminary estimate of their fair values as of June 30, 2025. Black Hills has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the NorthWestern assets to be acquired or liabilities assumed. Accordingly, NorthWestern's assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary fair values. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.

The unaudited pro forma financial statements are presented for illustration only and do not reflect anticipated non-recurring transaction costs or any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the proforma financial statements when the Merger is completed.

(2) PRELIMINARY PURCHASE PRICE ALLOCATION

At the Effective Time, each share of NorthWestern Common Stock, issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive 0.98 validly issued, fully paid and non-assessable shares of Black Hills Common Stock (or cash in lieu of fractional shares thereof), in each case upon and subject to the terms and conditions of the Merger Agreement.

Refer to the table below for preliminary calculation of estimated merger consideration:

	Amount in millions (except exchange ratio and price per share)	Note
Northwestern common stock issued and outstanding as of August 15, 2025	61	(a)
Exchange ratio	0.98	(a)
Black Hills common stock to be issued	60
Black Hills common stock price on August 29, 2025	$59.81	(a)
Estimated value of Black Hills common stock to be issued to NorthWestern stockholders pursuant to the Merger Agreement	$3,598
Estimated cash consideration attributable to settlement of equity awards	8	(b)
Estimated equity consideration attributable to settlement of equity awards	8	(c)
Preliminary fair value of estimated total merger consideration	$3,614

____________________

(a)
Under the terms of the Merger Agreement, NorthWestern stockholders have the right to receive a fixed exchange ratio of 0.98 of a share of Black Hills Common Stock for each share of NorthWestern Common Stock. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated merger consideration is based on the total NorthWestern Common Stock issued and outstanding as of August 15, 2025 and the closing price per share of Black Hills Common Stock on August 29, 2025. A 10% change in the closing price per share of Black Hills Common Stock would increase or decrease the estimated fair value of the Black Hills Common Stock to be issued to NorthWestern stockholders by approximately $360 million.
(b)
Represents the estimated fair value of outstanding NorthWestern restricted stock awards that are expected to be settled in cash at Merger closing.
(c)
Represents the estimated fair value of outstanding NorthWestern performance share units, which will be converted to Black Hills stock at Merger closing.

The preliminary estimated Merger consideration as shown in the table above is allocated to the tangible assets acquired and liabilities assumed of NorthWestern based on their preliminary estimated fair values. As mentioned above in Note 1, Black Hills has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the NorthWestern assets to be acquired or liabilities assumed. Accordingly, assets acquired and liabilities assumed are presented at their respective carrying amounts and should be treated as preliminary fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which Black Hills believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

The following table sets forth a preliminary allocation of the estimated Merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of NorthWestern using NorthWestern’s unaudited consolidated balance sheet as of June 30, 2025, with the excess recorded to goodwill:

Amount (in millions)
Preliminary fair value of estimated total Merger consideration	$3,614
Assets
Cash, restricted cash and equivalents	27
Accounts receivable, net	155
Materials, supplies and fuel	125
Regulatory assets, current	68
Other current assets	29
Total property, plant and equipment, net	6,532
Regulatory assets, non-current	779
Other assets, non-current	65
Total assets	7,778
Liabilities
Accounts payable	(94)
Accrued liabilities	(256)
Regulatory liabilities, current	(28)
Notes payable	(100)
Current maturities of long-term debt	(60)
Long-term debt, net of current maturities	(3,030)
Deferred income tax liabilities, net	(616)
Regulatory liabilities, non-current	(674)
Other deferred credits and other liabilities	(312)
Total liabilities	(5,169)
Less: Net assets	2,609
Goodwill	$1,005

(3) TRANSACTION ACCOUNTING ADJUSTMENTS

The transaction accounting adjustments included in the Unaudited Pro Forma Condensed Combined Statements of Income (Loss) and the Unaudited Pro Forma Condensed Combined Balance Sheet are as follows:

(A)
Represents the elimination of NorthWestern historical stock-based compensation expense related to the vested and accelerated awards that were settled for common stock in these Unaudited Pro Forma Condensed Combined Statements of Income (Loss) as if these awards were settled on January 1, 2024.

(B)
Represents an increase in income tax expense for the income tax impact of transaction accounting adjustments related to the elimination of NorthWestern historical stock-based compensation expense.

(C)
The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of Black Hills plus shares issued as part of the Merger. The pro forma basic and diluted weighted average shares outstanding are a combination of historical weighted average shares of Black Hills Common Stock and the share impact as part of the Merger. The the effect of converting certain equity awards held by NorthWestern employees into Black Hills Common Stock is not considered material to the pro forma weighted average number of basic and diluted shares outstanding. Weighted average shares outstanding are as follows:

Pro forma weighted average shares (in millions)	Six months ended June 30, 2025	Year ended December 31, 2024
Historical Black Hills weighted average shares outstanding - basic	72	70
Black Hills common shares to be issued pursuant to the Merger Agreement (Note 2)	60	60
Pro forma weighted average shares - basic	132	130

Historical Black Hills weighted average shares outstanding - diluted	72	70
Black Hills common shares to be issued pursuant to the Merger Agreement (Note 2)	60	60
Pro forma weighted average shares - diluted	132	130

(D)
Represents the estimated fair value of outstanding NorthWestern restricted stock awards that are expected to be settled in cash at Merger closing.

(E)
Reflects an adjustment to goodwill based on the preliminary purchase price allocation discussed in Note 2 above:

Amount (in millions)
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed (Note 2)	$1,005
Removal of NorthWestern's historical goodwill	(358)
Pro forma net adjustment to goodwill	$648

(F)
Reflects a $90 million decrease to deferred tax liabilities, net to remove the Northwestern's existing deferred tax liability related to goodwill and a $3 million increase to reflect the elimination of Northwestern's deferred tax asset related to its historical stock-based compensation expense.

(G)
Reflects an adjustment to Black Hills and NorthWestern equity based on the following:

Amount (in millions)
Estimated value of Black Hills common shares to be issued to NorthWestern stockholders pursuant to the Merger Agreement	$3,598
Estimated equity consideration attributable to settlement of equity awards	8
Removal of NorthWestern's historical stockholders' equity	(2,880)
Pro forma net adjustment to total equity	$727